Exhibit 4.1

NUMBER _____	______________ SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP ______________

SPARTACUS ACQUISITION SHELF CORP.

A DELAWARE CORPORATION

COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE EACH, OF

SPARTACUS ACQUISITION SHELF CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

[Corporate Seal]
President	Delaware	Secretary

Transfer Agent:

Name: Title:

SPARTACUS ACQUISITION SHELF CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assent(s).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

______________________ Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) __________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).